As filed with the Securities and Exchange Commission on January 29, 2007
Registration No. 333-____________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LOOPNET, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0463987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of Principal Executive Offices)

2006 Equity Incentive Plan
(Full title of the plans)

Richard J. Boyle, Jr.
President, Chief Executive Officer, and Chairman of the Board of Directors
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Name and address of agent for service)
(415) 243-4200
(Telephone number, including area code, of agent for service)

Copy to:
Karen Dempsey, Esq.
Heller Ehrman LLP
333 Bush Street
San Francisco, CA 94104
(Calculation of Registration Fee on following page)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered(1)	per share	price	fee

	1,515,885 shares	$16.63 (2)	$25,209,167 (2)	$2,697.38
Common Stock, par value $0.001, reserved for future issuance under the 2006 Equity Incentive Plan

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $16.63 per share, which represents the average of the high and low prices of the Common Stock reported on the Nasdaq Global Market for January 23, 2007.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
General Instruction E Information
     This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of LoopNet, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plan is effective. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2006, File No. 333-134765 is hereby incorporated by reference.
Item 3.      Incorporation of Documents by Reference.
     The following documents, which have been filed by the Registrant with the Commission are hereby incorporated by reference:
     (a)     The Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-132138), filed under the Securities Act, including any amendment or prospectus pursuant to Rule 424(b).
     (b)     The Registrant’s Quarterly Reports on Form 10-Q (File No. 000-52026) for the quarters ended June 30, 2006 and September 30, 2006.
     (c)     The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.
Item 8.        Exhibits.

Exhibit
Number
5.1	Opinion of Heller Ehrman LLP
10.3*	LoopNet, Inc. 2006 Equity Incentive Plan
10.4*	Form of Option Agreement under LoopNet, Inc. 2006 Equity Incentive Plan
23.1	Consent of Heller Ehrman LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Powers of Attorney (see page 4)

*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (No. 333-132138)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 29, 2007.

LoopNet, Inc.
By:	/s/ Richard J. Boyle, Jr.
Richard J. Boyle, Jr.
President, Chief Executive Officer, and Chairman of the Board of Directors

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Boyle, Jr. and Brent Stumme, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Boyle, Jr. Richard J. Boyle, Jr.	President, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)	January 29, 2007

/s/ Brent Stumme Brent Stumme	Chief Financial Officer and Senior Vice President, Finance and Administration (Principal Financial and Accounting Officer)	January 29, 2007

/s/ Jeffrey D. Brody Jeffrey D. Brody	Director	January 29, 2007

/s/ Noel J. Fenton Noel J. Fenton	Director	January 29, 2007

/s/ William A. Millichap William A. Millichap	Director	January 29, 2007

/s/ Thomas E. Unterman Thomas E. Unterman	Director	January 29, 2007

/s/ Dennis Chookaszian Dennis Chookaszian	Director	January 29, 2007

/s/ Scott Ingraham Scott Ingraham	Director	January 29, 2007

/s/ William Byrnes William Byrnes	Director	January 29, 2007

INDEX TO EXHIBITS

Exhibit
Number
5.1	Opinion of Heller Ehrman LLP
10.3*	LoopNet, Inc. 2006 Equity Incentive Plan
10.4*	Form of Option Agreement under LoopNet, Inc. 2006 Equity Incentive Plan
23.1	Consent of Heller Ehrman LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Powers of Attorney (see page 45)
*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Registration Statement on Form S-1, as amended (No. 333-132138)